Filed Under Rule 424 (b)(3) and (c)
                                                           File Number 333-76725



                 Prospectus Supplement Dated September 17, 1999

                                       to

                          Prospectus Dated May 26, 1999

                              AMERICA ONLINE, INC.

                        31,024,709 Shares of Common Stock

         This prospectus supplement adds information to the prospectus dated May 26, 1999 of America Online, Inc. relating to 31,024,709 shares of common stock which is held by the selling stockholders listed in the prospectus.


                              Selling Stockholders


         The table of Selling Stockholders in the prospectus is amended to add the following Selling Stockholder:

                                                                    Number of Shares           Percent of
                                         Number of Shares         Registered for Sale      Outstanding Shares
 Name of Selling Stockholder            Beneficially Owned               Hereby            After the Offering

The Scurlock 1993 Trust                          19,782 (1)                   16,782                     *

---------------
* The percentage is less than 1% of the outstanding shares of the Company's common stock.
(1) Includes 3,000 shares of Common Stock owned directly by Robert Scurlock, one of the trustees of The Scurlock 1993 Trust. The trustees of the trust named in the table, to the Company's knowledge, have sole voting and investment power with respect to the 16,782 shares of Common Stock beneficially owned by them.